SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               ___________________

                                 Date of Report
                       (Date of earliest event reported)
                                January 15, 2003

                            NTN Communications, Inc.
             (Exact name of Registrant as specified in its charter)

           Delaware                     001-11460                31-1103425
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                               5966 La Place Court
                           Carlsbad, California 92008
               (Address of Principal Executive Offices) (Zip Code)


                                 (760) 438-7400
              (Registrant's telephone number, including Area Code)


                               ___________________

ITEM 5.  OTHER EVENTS.

     On January 15, 2003, NTN Communications, Inc. ("NTN") issued and sold 1,000,000 shares of restricted common stock, $.005 par value ("Common Stock"), through a private offering to Robert M. Bennett, a director of NTN, at a price per share of $1.00. Pursuant to the terms of the transaction, upon receipt of $1.0 million from Mr. Bennett, NTN issued the restricted shares along with fully vested warrants to purchase 500,000 shares of Common Stock at $1.15 per share, exercisable through January 15, 2008. NTN intends to use the funds for further development and marketing of its products and services and general corporate and working capital purposes. No commissions or placement agent fees were paid in connection with the offering. NTN has agreed to file a registration statement covering the resale of the shares of Common Stock (including those shares underlying the warrant) within 90 days after closing.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    NTN COMMUNICATIONS, INC.



                                    By:     /s/ James B. Frakes
                                                James B. Frakes
                                            Chief Financial Officer

Date:  January 15, 2003


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